UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Schultze Special Purpose Acquisition Corp. II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 31, 2023, Schultze Special Purpose Acquisition Corp. II issued the following press release:

Schultze Special Purpose Acquisition Corp. II ANNOUNCES EXPECTED CONVERSION OF
CLASS B SHARES IN CONNECTION WITH PROPOSED EXTENSION

Rye Brook, New York, March 31, 2023 — Schultze Special Purpose Acquisition Corp. II (NASDAQ: SAMA) (the “Company”) today announced further actions being undertaken in anticipation of the previously announced special meeting in lieu of the 2023 annual meeting of stockholders of the Company to be held at 12:00 p.m. Eastern Time on April 4, 2023 (the “Special Meeting”) for the sole purpose of considering and voting on, among other proposals, a proposal to extend the date by which the Company must consummate an initial business combination (the “Extension”) from April 13, 2023 to October 13, 2023 or such earlier date as determined by the Company’s board of directors (the “Charter Amendment Proposal”).

Class B Shares to Be Converted if Extension is Implemented

If the Charter Amendment Proposal is approved at the Special Meeting, all holders of Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock” and such holders, the “Initial Stockholders”) have agreed to convert all shares of Class B Common Stock to shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”), on a one-for-one basis in accordance with the Company’s charter, upon the implementation of the Extension (collectively, the “Class B Conversion”). The Class B Conversion would be effected prior to the redemption of any public shares in connection with the implementation of the Extension and would result in an additional 4,125,000 shares of Class A Common Stock outstanding upon completion. Notwithstanding the Class B Conversion, the Initial Stockholders will be not entitled to receive any funds held in the trust account with respect to any shares of Class A Common Stock issued to such holders as a result of the Class B Conversion.

Trust Funds Continue to Be Held in Treasuries

The Company has not made any determination to liquidate the securities held in the trust account and, upon implementation of the Extension, intends to continue maintaining the funds held in the trust account in U.S. government treasury obligations or money market funds. If the Company thereafter determines it must liquidate the securities held in the trust account to comply with the Investment Company Act of 1940, as amended, the Company intends to maintain the funds in the trust account in cash in an interest-bearing demand deposit account at a national bank.

About Schultze Special Purpose Acquisition Corp. II

Schultze Special Purpose Acquisition Corp. II is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Although the Company’s search for a target business is not limited to a particular industry or geographic region, it has initially focused on pursuing business combinations with target companies that may be experiencing liquidity constraints, are financially stressed or have experienced and emerged from a financial restructuring. The Company’s sponsor is an affiliate of Schultze Asset Management, LP, an alternative investment management firm founded in 1998 that primarily focuses on distressed, special situation and event-driven securities.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the approval of certain proposals at the Special Meeting, implementation of the Extension, completion of the Class B Conversion, liquidation of any securities held in the trust account, placement of funds held in the trust account in an interest-bearing demand deposit account being permitted by the trustee of the trust account or current or future interest rates on funds held in the trust account. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the definitive proxy statement related to the Special Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 13, 2023 (the “Definitive Proxy Statement”), the Company’s most recent Annual Report on Form 10-K and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

Further information related to attendance, voting and the proposals to be considered and voted on at the Special Meeting is described in the Definitive Proxy Statement, which has been mailed to the Company’s stockholders of record as of the record date for the Special Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement because it contains important information about the Special Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Schultze Special Purpose Acquisition Corp. II, 800 Westchester Avenue, Suite S-632, Rye Brook, NY 10573.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposals to be considered and voted on at the Special Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

Contacts

Schultze Special Purpose Acquisition Corp. II, (914) 701-5260

George J. Schultze, schultze@samco.net

Gary M. Julien, gjulien@samco.net

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